UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2010

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 761-1002
(Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Tix Corporation was held on July 7, 2010.  The stockholders considered two proposals, each of which is described in more detail in our definitive proxy statement dated May 27, 2010:

Proposal 1: Election of six directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified:

	For	Withheld
Norman Feirstein	10,505,413	719,386
Mitch Francis	10,506,426	718,373
Benjamin Frankel	10,506,913	717,886
Sam Georges	11,035,393	189,406
Joseph Marsh	10,005,287	1,219,512
Andrew Pells	11,036,903	188,406

Broker Non-Votes: 13,594,406

All of the foregoing candidates were elected by affirmative vote of a majority of the shares voted at the Annual Meeting.

Proposal 2: Ratification of the selection of Weinberg & Company, P.A.  as our independent public accountant for the fiscal year ending December 31, 2010:

For	Against	Abstain
22,243,397	2,492,039	83,769

Broker Non-Votes: None

The foregoing proposal was approved by affirmative vote of a majority of the shares voted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TIX CORPORATION
By:	/s/ Steve Handy
Steve Handy
Chief Financial Officer
Dated: July 8, 2010